CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WEBTOON Entertainment Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in WEBTOON Entertainment, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
April 3, 2025